As filed with the Securities and Exchange Commission on April 10, 2006

                                                     Registration No. 333-131595
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              WINTHROP REALTY TRUST
             (Exact name of registrant as specified in its charters)

               Ohio                                         34-6513659
   (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                          7 Bulfinch Place - Suite 500
                           Boston, Massachusetts 02114
                                 (617) 570-4600
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 With copies to:

           Carolyn Tiffany                               Mark I. Fisher, Esq.
Chief Operating Officer and Secretary                     Elliot Press, Esq.
        Winthrop Realty Trust                         Katten Muchin Rosenman LLP
     7 Bulfinch Place - Suite 500                         575 Madison Avenue
     Boston, Massachusetts 02114                       New York, New York 10022
            (617) 570-4614                                  (212) 940-8800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

      Approximate date of commencement of sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                EXPLANATORY NOTE

The purpose of this Post-Effective Amendment to the registration statement is solely to add Exhibit No. 99.6 to the registration statement as set forth in
Item 16 of Part II below.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting discounts and commissions) incurred in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Commission registration fee:

      Securities and Exchange Commission registration fee               $  3,173
      Subscription Agent and Information Agent Fees                       48,000
      NYSE Listing Fee                                                    25,000
      Printing and engraving costs                                        25,000
      Accounting fees and expense                                         50,000
      Legal fees and expenses                                            200,000
      Miscellaneous                                                       25,000
                                                                        --------
      TOTAL                                                             $376,173
                                                                        ========

Item 15. Indemnification of Trustees and Officers.

      Pursuant to Article III, Section 3.3 of our Amended and Restated Declaration of Trust, each trustee, officer, employee and agent of the registrant is entitled to indemnification for any loss, cost, liability or obligation in connection with our property or affairs except for his own acts as constitute bad faith, willful misfeasance or willful disregard of his duties.

      We have acquired insurance indemnifying our trustees and officers in certain cases and with certain deductible limitations.

Item 16. Exhibits.

      The following exhibits are included as part of this Registration
Statement:

Exhibit Number                              Description
--------------                              -----------

      3.1           Bylaws of Registrant, as restated through November 8, 2005
                    (a)

      3.2           Amendment to Article VI, Section 6 of Bylaws (i)

      3.3 Amended and Restated Declaration of Trust, as amended through November 16, 1999 (b)

      3.4 Certificate of Amendment to Amended and Restated Declaration of Trust as of March 6, 2001 (c)

      3.5           Amendments to Amended and Restated Declaration of Trust (d)

      4.1           Form of Certificate for Shares of Beneficial Interest (e)

      4.2 Agreement of Limited Partnership of Newkirk Realty LP (formerly First Union REIT L.P.), dated as of January 1, 2005 (f)

      4.3 Certificate of Designations relating to Registrant's Series B-1 Cumulative Convertible Redeemable Shares of Beneficial Interest (g)

      4.4           Form of Rights Certificate (j)

      5.1 Opinion of Hahn Loeser & Parks LLP regarding legality of securities being registered (j)

      10.1          Form of Agreements with Standby Purchasers (j)

      23.1          Consent of Deloitte & Touche LLP (j)

      23.2          Consent of KPMG LLP (j)

      24            Power-of-Attorney (j)

      99.1          Form of Instructions as to Use of Rights Certificate (j)

      99.2          Form of Notice of Guaranteed Delivery for Rights Certificate
                    (h)

      99.3 Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees (h)

      99.4 Form of Letter to Clients of Security Holders who are Beneficial Holders and Instruction Owner Form (h)

      99.5          Cover Letter to Shareholders (j)

      99.6          Supplemental Instructions as to Use of Rights Certificate

----------
(a) Incorporated by reference to the Registrant's Form 8-K dated November 10, 2005.

(b)   Incorporated by reference to the Registrant's 1999 Form 10-K.

(c)   Incorporated by reference to the Registrant's 2000 Form 10-K.

(d)   Incorporated by reference to the Registrant's March 31, 2004 Form 10-Q.

(e) Incorporated by reference to the Registrant's Registration Statement on Form S-3 No. 33-2818.

(f)   Incorporated by reference to the Registrant's Form 8-K dated January 1,
      2004.

(g)   Incorporated by reference to the Registrant's Form 8-K dated June 21,
      2005.

(h) Incorporated by reference to the Registrant's Registration Statement on Form S-3 filed on February 6, 2006.

(i) Incorporated by reference to the Registrant's Form 8-K filed on March 13, 2006.

(j) Incorporated by reference to Registrant's amended S-3 filed on March 20, 2006.

      All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

Item 17. Undertakings.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant undertakes to supplement the Prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the amount of unsubscribed securities to be purchased by the standby purchasers.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, State of Massachusetts, on April 10, 2006.

WINTHROP REALTY TRUST


By: /s/ Michael L. Ashner
    ---------------------------
    Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                         Date
        ---------                        -----                         ----


/s/ Michael L. Ashner*    Trustee and Chief Executive Officer     April 10, 2006
-----------------------
Michael L. Ashner


/s/ Peter Braverman*      Trustee and President                   April 10, 2006
-----------------------
Peter Braverman


/s/ Thomas Staples*       Chief Financial Officer                 April 10, 2006
-----------------------
Thomas Staples


/s/ Bruce Berkowitz*      Trustee                                 April 10, 2006
-----------------------
Bruce Berkowitz


/s/ Arthur Blasberg, Jr.* Trustee                                 April 10, 2006
-----------------------
Arthur Blasberg, Jr.


/s/ Steven Mandis*        Trustee                                 April 10, 2006
-----------------------
Steven Mandis


/s/ Talton Embry*         Trustee                                 April 10, 2006
-----------------------
Talton Embry


/s/ Howard Goldberg*      Trustee                                 April 10, 2006
-----------------------
Howard Goldberg


                             */s/ Michael L. Ashner
                             -----------------------------------
                             Michael L. Ashner, Attorney-in-fact